Exhibit 99.1

Insperity Announces Third Quarter Results

•	Q3 Revenues increase 5%

•	Q3 Adjacent business gross profit contribution up 40%

•	YTD Trained Business Performance Advisor count reaches 302, up 28%

HOUSTON – Nov. 1, 2013 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the third quarter and nine months ended September 30, 2013.

Third Quarter Results

For the third quarter, the company reported net income of $10.1 million and diluted earnings per share of $0.39.

“In the third quarter we achieved our goal of ramping up the number of trained Business Performance Advisors and the corresponding sales activity is following,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “We are well positioned for strong year-end sales, which will contribute to worksite employee growth in 2014.”

Revenues for the third quarter of 2013 increased 5.5% over the third quarter of 2012 due to a 1.7% increase in the average number of worksite employees paid per month and a 3.6% increase in revenues per worksite employee per month.

Gross profit decreased 1.0% compared to the third quarter of 2012 to $97.4 million on a higher deficit in the benefits cost center. A high level of large health care claim activity led to a 2.7% decrease in the average gross profit per worksite employee per month compared to the third quarter of 2012.

Operating expenses increased 1.3% over the third quarter of 2012 to $80.3 million. This increase included costs associated with the hiring of additional Business Performance Advisors and the company's health care reform strategy, partially offset by lower incentive compensation and general and administrative costs. Operating expenses per worksite employee per month decreased 0.5% to $207 in the 2013 quarter compared to $208 in the 2012 quarter.

Year-to-Date Results

For the nine months ended September 30, 2013, the company reported adjusted net income of $29.4 million and adjusted diluted earnings per share of $1.14. These earnings exclude costs of $2.7 million, or $0.10 per share associated with the impairment charge incurred in the second quarter related to the company's investment in The Receivables Exchange. On a GAAP basis, net income for the nine months ended September 30, 2013 was $26.7 million, or $1.04 per diluted share.

Year-to-date revenues were $1.7 billion, an increase of 4.5% over the 2012 period. Gross profit for the nine months ended September 30, 2013, increased 5.0% to $303.3 million. The average gross profit per worksite employee per month increased $8, or 3.1%, to $266 in the 2013 period from $258 in the 2012 period.

Year-to-date operating expenses increased 7.1% over the first nine months of 2012 to $253.9 million. On a per worksite employee per month basis, operating expenses increased 5.2% to $223 in the 2013 period from $212 in the 2012 period.

"We have generated adjusted EBITDA of $74 million through the first nine months of 2013. This is a slight increase over 2012 in spite of investments in the growth in the number of Business Performance Advisors and our health care reform initiative," said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer. "During the 2013 period, we have returned $30 million to stockholders through cash dividends and the repurchase of 593,834 shares of stock. Our balance sheet remains strong with $123 million of working capital and no debt, providing us with the opportunity to continue share buybacks."

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the fourth quarter, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 76599792. The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 76599792, for one week. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 27 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce OptimizationTM solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2012 revenues of $2.2 billion, Insperity operates in 57 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,”

“guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	September 30, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$161,842	$264,544
Restricted cash	50,317	47,149
Marketable securities	47,400	16,904
Accounts receivable, net	218,962	190,386
Prepaid insurance	17,349	15,620
Other current assets	10,097	9,651
Deferred income taxes	3,451	7,211
Total current assets	509,418	551,465

Property and equipment, net	89,044	93,942
Prepaid health insurance	9,000	9,000
Deposits	78,812	67,201
Goodwill and other intangible assets, net	22,275	23,775
Other assets	1,920	4,817
Total assets	$710,469	$750,200

Liabilities and Stockholders' Equity:
Accounts payable	$3,311	$3,660
Payroll taxes and other payroll deductions payable	102,288	178,534
Accrued worksite employee payroll cost	184,142	150,070
Accrued health insurance costs	6,824	13,942
Accrued workers’ compensation costs	52,312	49,484
Accrued corporate payroll and commissions	22,186	23,537
Other accrued liabilities	15,561	12,478
Income taxes payable	57	4,054
Total current liabilities	386,681	435,759

Accrued workers’ compensation costs	66,654	64,536
Deferred income taxes	8,395	9,000
Total noncurrent liabilities	75,049	73,536

Stockholders’ equity:
Common stock	308	308
Additional paid-in capital	134,781	133,207
Treasury stock, at cost	(141,401)	(133,950)
Accumulated other comprehensive income, net of tax	23	16
Retained earnings	255,028	241,324
Total stockholders’ equity	248,739	240,905
Total liabilities and stockholders’ equity	$710,469	$750,200

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Operating results:
Revenues (gross billings of $3.236 billion, $3.068 billion, $9.736 billion and $9.339 billion, less worksite employee payroll cost of $2.696 billion, $2.556 billion, $8.037 billion and $7.712 billion, respectively)	$539,869	$511,953	5.5%	$1,698,979	$1,626,386	4.5%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	442,460	413,533	7.0%	1,395,706	1,337,668	4.3%
Gross profit	97,409	98,420	(1.0)%	303,273	288,718	5.0%
Operating expenses:
Salaries, wages and payroll taxes	43,797	44,032	(0.5)%	137,697	127,402	8.1%
Stock-based compensation	2,749	2,429	13.2%	8,351	7,385	13.1%
Commissions	3,609	3,358	7.5%	10,349	10,299	0.5%
Advertising	4,273	3,680	16.1%	19,243	17,001	13.2%
General and administrative expenses	20,567	21,122	(2.6)%	62,592	61,694	1.5%
Depreciation and amortization	5,302	4,659	13.8%	15,692	13,336	17.7%
Total operating expenses	80,297	79,280	1.3%	253,924	237,117	7.1%
Operating income	17,112	19,140	(10.6)%	49,349	51,601	(4.4)%
Other income (expense):
Interest, net	26	142	(81.7)%	155	462	(66.5)%
Other, net	(1)	(3)	(66.7)%	(2,668)	141	—
Income before income tax expense	17,137	19,279	(11.1)%	46,836	52,204	(10.3)%
Income tax expense	7,055	7,827	(9.9)%	20,093	21,247	(5.4)%
Net income	$10,082	$11,452	(12.0)%	$26,743	$30,957	(13.6)%
Less distributed and undistributed earnings allocated to participating securities	(289)	(334)	(13.5)%	(769)	(898)	(14.4)%
Net income allocated to common shares	$9,793	$11,118	(11.9)%	$25,974	$30,059	(13.6)%
Basic net income per share of common stock	$0.39	$0.45	(13.3)%	$1.05	$1.20	(12.5)%
Diluted net income per share of common stock	$0.39	$0.45	(13.3)%	$1.04	$1.20	(13.3)%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change

Statistical Data:
Average number of worksite employees paid per month	129,248	127,096	1.7%	126,445	124,418	1.6%
Revenues per worksite employee per month(1)	$1,392	$1,343	3.6%	$1,493	$1,452	2.8%
Gross profit per worksite employee per month	251	258	(2.7)%	266	258	3.1%
Operating expenses per worksite employee per month	207	208	(0.5)%	223	212	5.2%
Operating income per worksite employee per month	44	50	(12.0)%	43	46	(6.5)%
Net income per worksite employee per month	26	30	(13.3)%	23	28	(17.9)%

(1) Gross billings of $8,346, $8,047, $8,555 and $8,340 per worksite employee per month, less payroll cost of $6,954, $6,704, $7,062 and $6,888 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change

Payroll cost (GAAP)	$2,696,330	$2,556,114	5.5%	$8,036,532	$7,712,302	4.2%
Less: Bonus payroll cost	192,868	156,723	23.1%	706,795	728,589	(3.0)%
Non-bonus payroll cost	$2,503,462	$2,399,391	4.3%	$7,329,737	$6,983,713	5.0%

Payroll cost per worksite employee per month (GAAP)	$6,954	$6,704	3.7%	$7,062	$6,888	2.5%
Less: Bonus payroll cost per worksite employee per month	498	411	21.2%	621	651	(4.6)%
Non-bonus payroll cost per worksite employee per month	$6,456	$6,293	2.6%	$6,441	$6,237	3.3%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2013	2012	Change	2013	2012	Change

Net income (GAAP)	$10,082	$11,452	(12.0)%	$26,743	$30,957	(13.6)%
Income tax expense	7,055	7,827	(9.9)%	20,093	21,247	(5.4)%
Interest expense	88	89	(1.1)%	264	265	(0.4)%
Depreciation and amortization	5,302	4,659	13.8%	15,692	13,336	17.7%
EBITDA	22,527	24,027	(6.2)%	62,792	65,805	(4.6)%
Impairment charge	—	—	—	2,679	—	—
Stock-based compensation	2,749	2,429	13.2%	8,351	7,385	13.1%
Adjusted EBITDA	$25,276	$26,456	(4.5)%	$73,822	$73,190	0.9%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Insperity management believes EBITDA and adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2013	2012	Change	2013	2012	Change

Net income (GAAP)	$10,082	$11,452	(12.0)%	$26,743	$30,957	(13.6)%
Impairment charge	—	—	—	2,679	—	—
Adjusted net income	$10,082	$11,452	(12.0)%	$29,422	$30,957	(5.0)%

	Three Months Ended September 30,			Nine Months Ended September 30,

	2013	2012	Change	2013	2012	Change

Diluted net income per share of common stock (GAAP)	$0.39	$0.45	(13.3)%	$1.04	$1.20	(13.3)%
Impairment charge	—	—	—	0.10	—	—
Adjusted diluted net income per share of common stock	$0.39	$0.45	(13.3)%	$1.14	$1.20	(5.0)%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of the impairment charge related to The Receivables Exchange. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company's operating performance in this period, as they allow for additional analysis of the company's operating results separate from the impact of the impairment.

Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.